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                                                                 Exhibit 4.2

                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the use of our report dated March 13, 1998 accompanying the financial statements of Fidelity Defined Trusts Series F (Rolling Government Series 5, GNMA Portfolio, Investment Grade Series 5, Intermediate Insured Corporate Portfolio, and Investment Grade Series 6, Corporate Portfolio) included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the prospectus which is a part of this registration statement.




Deloitte & Touche LLP
May 13, 1998
New York, New York